Exhibit 23.1

April 13, 2015

CONSENT OF PINNACLE ENERGY SERVICES, LLC

We consent to the references to our firm in the form and context in which they appear in this registration statement on Form S-1 of Stratex Oil & Gas Holdings, Inc.(the "Registration Statement") and the Form 10-K Annual Report of Stratex Oil & Gas Holdings, Inc. (the "Annual Report"). We hereby further consent to the inclusion in the Registration Statement and Annual Report of estimates of oil and gas reserves contained in our report entitled:

Reserves and Engineering Evaluation
Stratex Oil & Gas Holdings
Year End 2014 — SEC Pricing

And to the inclusion of our report dated March 24, 2015 as an exhibit to the Registration Statement and the Annual Report.

PINNACLE ENERGY SERVICES, LLC

/s/ Richard J. Morrow, P.E.
Richard J. Morrow, P.E.
Oklahoma City, Oklahoma
April 13, 2015

Very truly yours,

/s/ J.P. Dick, P.E.
For	J.P. Dick, P.E.
PINNACLE ENERGY SERVICES, LLC TBPE Firm License No. F6204

Pinnacle Energy Services, LLC

9420 Cedar Lake Ave, Oklahoma City, OK 73114

Ofc: 405-810-9151   Fax: 405-843-4700      www.PinnaeleEnergy.com